UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2015

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

https://twitter.com/zillow

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to its terms, the Platform Services Agreement, dated as of April 7, 2011, by and between Zillow, Inc. (“Zillow”) and Threewide Corporation (“Threewide”) (the “Agreement”) will expire on April 7, 2015. There is no dispute between the parties with respect to the Agreement, and Zillow will not incur any early termination penalties as a result of the Agreement’s expiration.

As previously disclosed, under the terms of the Agreement, Threewide granted to Zillow a nonexclusive license to display listings on Zillow’s mobile applications and websites. The Agreement has a 48-month term, which began in April 2011 and renews automatically for additional one-year terms unless canceled by either party with 90 days prior notice, subject to earlier termination under limited circumstances. Pursuant to the Agreement, Zillow is obligated to indemnify and defend Threewide in certain limited circumstances. The Agreement contains customary representations and warranties. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.18 to Zillow’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 22, 2013, which text of the Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015	ZILLOW, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer